EXHIBIT 99.1

United States Antimony Corporation Announces

Company Update / Investor Webcast for

Friday, November 17th

at 2:00 PM Mountain Time (4:00 PM Eastern)

THOMPSON FALLS, MT / ACCESSWIRE / November 15, 2023 / United States Antimony Corporation ("USAC"), (NYSE American: UAMY) announces a Third Quarter Financial Review / Investor Update Webcast for Friday, the 17th of November at 2:00 PM Mountain Time (4:00 PM Eastern).

Date:	Friday, November 17, 2023, 4:00 PM Eastern
Webcast URL:	Webcast URL: https://www.webcaster4.com/Webcast/Page/2604/49491
Q&A:	Questions are to be typed and submitted through the online portal, accessed by the Webcast URL link.
Webcast Duration:	60 Minutes
Participant Numbers:	Toll Free: 888-506-0062 International: 973-528-0011 Participant Access Code: 725987

Webcast Replay Expiration:	Sunday, November 17, 2024
Teleconference Replay Number:	Toll Free: 877-481-4010 International: 919-882-233 Replay Passcode: 49491
Teleconference Replay Expiration:	Friday, December 1, 2023

Title: United States Antimony Corporation Third Quarter Financial Review and Investor Update Webcast

Speakers:	Gary C. Evans, Chairman of the Board
John “Gus” Gustavsen, Chief Executive Officer Joe Bardswich, Board Member Rick Isaak, Senior Vice President & Chief Financial Officer

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Forward Looking Statements:

This conference call may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events, including matters related to the Company's operations, pending contracts and future revenues, ability to execute on its increased production and installation schedules for planned capital expenditures and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-KSB with the Securities and Exchange Commission.

CONTACT:

United States Antimony Corp. PO Box 643 47 Cox Gulch Rd. Thompson Falls, Montana 59873-0643 E-Mail: info@unitedstatesantimony.com  Phone: (310) 628-2062

SOURCE: United States Antimony Corporation

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